For additional information, contact:

T. Heath Fountain

Executive Vice President and

Chief Financial Officer

(229) 878-2055

Heritage financial group, Inc. reports FIRST QUARTER NET INCOME

OF  $3.9 MILLION OR $0.43 PER DILUTED SHARE

COMPANY DECLARES QUARTERLY CASH DIVIDEND OF $0.07 PER SHARE

Albany, Ga. (April 28, 2015) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended March 31, 2015.  Key highlights of the Company's report for the first quarter of 2015 include:

•

Net income of $3.9 million or $0.43 per diluted share, up 56% from $2.5 million or $0.28 per diluted share for the linked quarter, and up 189% from $1.3 million or $0.18 per diluted share for the year-earlier quarter;

•

Net income, excluding special items for each quarter, of $4.0 million or $0.44 per diluted share, up 36% from $2.9 million or $0.32 per diluted share for the linked quarter, and up 123% from $1.8 million or $0.24 per diluted share for the year-earlier quarter (see non-GAAP reconciliation);

•	Core net interest margin expanded to 3.60%, up 16 basis points from 3.44% for the linked quarter and up 37 basis points from 3.23% for the year-earlier quarter;
•	Loan growth, excluding acquired loans, of $7.3 million or 1% on a linked-quarter basis and $104.5 million or 15% compared with the year-earlier quarter;
•	A decline in nonperforming loans, excluding acquired loans, of 9% on a linked-quarter basis and 40% compared with the year-earlier quarter;
•	A decrease in the provision for loan losses, excluding acquired loans, to $75,000 from $285,000 for the linked-quarter, but up from $65,000 for the year-earlier quarter; and
•	An increase in mortgage originations to $448.1 million, up $103.4 million or 30% from the linked-quarter and up $312.6 million or 231% from the year-earlier quarter.

Commenting on the announcement, Leonard Dorminey, President and Chief Executive Officer, said, "During the first quarter of 2015, our company continued to make significant and meaningful progress on a number of fronts.  First, and most important, we were pleased to see continued improvement in our operations, building on the momentum evident in our business as 2014 came to an end.  We continue to successfully assimilate the purchase of a branch of The PrivateBank in our Atlanta market and the acquisition of Alarion Bank, which provided for our entry into the Gainesville market and expanded our presence in Ocala.  Additionally, we continue to see solid growth in our mortgage lending business.  Together, these factors helped drive attractive earnings growth for the Company in the first quarter of 2015.

"Another area in which we have made important headway during 2015 is with our previously announced merger with Renasant Bank," Dorminey continued.  "Both companies have scheduled special meetings of stockholders for June 16, 2015, to consider and approve the merger, and we currently expect to mail proxy materials for that meeting to stockholders on or about May 1, 2015.  Pending stockholder approvals, and other conditions set forth in the merger agreement, we expect the merger to close during the third quarter of 2015."

Dorminey noted that the Company's Board of Directors has declared a regular quarterly cash dividend of $0.07 per share, which will be paid on May 22, 2015, to stockholders of record as of May 8, 2015.

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HBOS Reports First Quarter 2015 Results

April 28, 2015

First Quarter 2015 Results of Operations

The $1.4 million increase in reported quarterly earnings for the first quarter of 2015 compared with the linked-quarter resulted primarily from the following items:

•	Increased net interest income of $976,000;
•	Growth in revenue from mortgage banking activities of $3.1 million;
•	Decreased acquisition-related expenses of $173,000; offset by
•	Increased salaries and employee benefits of $1.1 million, driven primarily by mortgage banking expansion;
•	Decreased gain on sales of securities of $190,000; and
•	Decreased service charges on deposit accounts of $243,000.

The $2.5 million increase in reported quarterly earnings for the first quarter of 2015 compared with the year-earlier quarter primarily reflected the following items:

•	Increased salaries and employee benefits of $7.1 million due primarily to personnel additions related to mortgage banking expansion and the Alarion merger;
•	Increased equipment and occupancy expense of $709,000; offset by
•	Growth in revenue from mortgage banking activities of $8.9 million; and
•	Increased net interest income of $4.5 million.

Net interest income for the first quarter of 2015 increased 32% to $18.4 million from $14.0 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to acquisitions, mortgage and organic growth.  The Company's net interest margin was 4.80% for the first quarter of 2015, an increase of 13 basis points from 4.67% for the year-earlier period.  The increase in the net interest margin for the first quarter of 2015 compared with the year-earlier quarter was driven by a decline in the yield on interest-bearing liabilities of 14 basis points, reflecting lower cost of deposits and borrowings.  Excluding acquired credit impaired loan discount adjustments from the net interest margin, the core net interest margin was 3.60% for the first quarter of 2015, an improvement of 37 basis points from 3.23% for the year-earlier quarter.

In the first quarter of 2015, the Company continued to achieve loan growth, with its non-acquired loan portfolio increasing $7.3 million organically on a linked-quarter basis and advancing $104.5 million overall compared with the year-earlier quarter.  For the first quarter of 2015, the Company's loan portfolio, including acquired loans, totaled $1.104 billion, increasing $28.8 million on a linked-quarter basis from $1.075 billion and $303.4 million from $800.1 million compared with the year-earlier quarter, driven primarily by the Alarion merger and to a lesser extent The PrivateBank branch acquisition and organic loan growth.  The organic loan growth from the linked-quarter reflected primarily growth in the Gainesville/Ocala, Macon, Birmingham, Auburn/Columbus, and Atlanta markets.  Total deposits stood at $1.394 billion at the end of the first quarter of 2015, up 5% from $1.322 billion on a linked-quarter basis, and up 24% from $1.127 billion for the year-earlier quarter, driven primarily by the Alarion merger and The PrivateBank branch acquisition.

For the first quarter of 2015, the Company's loans held for sale totaled $233.5 million, increasing $72.4 million or 45% on a linked-quarter basis from $161.1 million, and increasing $107.0 million or 85% from $126.4 million compared with the year-earlier quarter.  The increase in the loans held for sale is due to the increase in mortgage loan production. Total mortgage production for the first quarter was $448.1 million, up 30% on a linked-quarter basis from $344.7 million and up 231% from $135.5 million compared with the year-earlier quarter.

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HBOS Reports First Quarter 2015 Results

April 28, 2015

Noninterest income for the first quarter of 2015 improved 234% to $11.7 million from $3.5 million in the year-earlier quarter, primarily reflecting increases in revenue from mortgage banking activities of $8.9 million.  Noninterest expense for the first quarter of 2015 increased 56% to $24.1 million from $15.5 million in the year-earlier quarter, driven primarily by increases in salaries and employee benefits of $7.1 million related to the expansion of the mortgage division and the Alarion merger.

Asset Quality

Total nonperforming assets, excluding acquired assets, increased to $7.5 million, or 0.41% of total assets compared with $6.7 million or 0.39% of total assets, for the linked-quarter and declined from $10.3 million or 0.73% of total assets for the year-earlier quarter.  Annualized net charge-offs to average outstanding loans, excluding acquired loans, were 0.04% for the first quarter of 2015 compared with annualized net charge-offs of 0.07% for the linked-quarter and annualized net recoveries of 0.01% for the year-earlier quarter.  Nonperforming loans, excluding acquired loans, totaled $5.6 million for the first quarter of 2015, down from $6.1 million for the linked-quarter and down from $9.2 million for the year-earlier quarter.  Other real estate owned and repossessed assets, excluding acquired assets, totaled $2.0 million for the first quarter of 2015, up from $577,000 for the linked-quarter and from $1.1 million for the year-earlier quarter.

The provision for loan losses on non-acquired loans decreased to $75,000 for the first quarter of 2015 from $285,000 for the linked-quarter, primarily driven by lower loan growth, but increased from $65,000 for the year-earlier quarter.  For the first quarter of 2015, the allowance for loan losses represented 1.24% of total loans outstanding, excluding acquired loans, versus 1.25% for the linked quarter and 1.30% for the year-earlier quarter.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily Georgia, Florida and Alabama through 36 banking locations, 21 mortgage offices, and 5 investment offices.  As of March  31, 2015, the Company reported total assets of approximately $1.8 billion and total stockholders' equity of approximately $164 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com under the "Investors" tab.

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HBOS Reports First Quarter 2015 Results

April 28, 2015

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases such as "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2014 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports First Quarter 2015 Results

April 28, 2015

HERITAGE FINANCIAL GROUP, INC.

Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,		December 31,
	2015	2014	2014
Total noninterest income	$11,657	$3,487	$9,551
Gain on sale of securities	–	–	(190)
Gain on acquisitions	–	–	–
Adjusted noninterest income	$11,657	$3,487	$9,361
Total noninterest expense	$24,100	$15,476	$23,165
Acquisition-related expenses	(253)	(52)	(426)
Impairment loss on assets held for sale	–	–	(172)
Realized loss on the disposition of assets held for sale	–	–	(6)
Accrual of FDIC acquisitions estimated clawback liability	(11)	(543)	(191)
Adjusted noninterest expense	$23,836	$14,881	$22,370
Net income as reported	$3,884	$1,343	$2,494
Total adjustments, net of tax*	91	441	422
Adjusted net income	$3,975	$1,784	$2,916
Diluted earnings per share	$0.43	$0.18	$0.28
Total adjustments, net of tax*	0.01	0.06	0.04
Adjusted diluted earnings per share	$0.44	$0.24	$0.32

* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

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HBOS Reports First Quarter 2015 Results

April 28, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)
	(Unaudited)
	March 31,	December 31,
	2015	2014*
ASSETS
Cash and due from banks	$31,947	$29,107
Interest-bearing deposits in banks	3,419	6,135
Federal funds sold	979	141
Cash and cash equivalents	36,345	35,383
Securities available for sale, at fair value	262,856	269,678
Federal Home Loan Bank stock, at cost	9,139	8,510
Other equity securities, at cost	1,010	1,010
Loans held for sale	233,466	161,104
Loans:
Non-acquired loans	807,101	799,793
Acquired non-credit impaired loans	182,213	156,513
Acquired credit impaired loans non-covered	84,123	86,763
Acquired credit impaired loans covered	40,834	42,404
Less allowance for non-acquired loans	10,010	10,034
Loans, net	1,104,261	1,075,439
Non-acquired other real estate owned	1,951	577
Acquired non-covered other real estate owned	2,623	2,721
Acquired covered other real estate owned	4,714	5,107
Total other real estate owned	9,288	8,405
FDIC loss-share receivable	20,170	23,837
Premises and equipment, net	49,810	50,041
Goodwill and intangible assets	24,889	18,177
Cash surrender value of bank owned life insurance	25,114	24,931
Other assets	31,480	29,100
Total assets	$1,807,828	$1,705,615
LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$253,811	$217,869
Interest-bearing deposits	1,140,300	1,104,240
Total deposits	1,394,111	1,322,109
Federal funds purchased
Federal funds purchased and securities sold under repurchase agreements	41,128	43,339
Other borrowings	181,981	159,247
Other liabilities	26,750	20,902
Total liabilities	1,643,970	1,545,597
Shareholders' equity:
Preferred stock, par value; $0.01; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.01; 45,000,000 shares authorized; 9,239,498 and 9,238,973 shares issued and outstanding, respectively	92	92
Capital surplus	106,331	105,965
Retained earnings	66,527	63,289
Accumulated other comprehensive loss, net of tax of $4,277 and $4,333, respectively	(6,415)	(6,500)
Unearned employee stock ownership plan (ESOP), 265,909 and 279,234 shares, respectively	(2,677)	(2,828)
Total shareholders' equity	163,858	160,018
Total liabilities & shareholders' equity	$1,807,828	$1,705,615

* Derived from Audited Consolidated Financial Statements.

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HBOS Reports First Quarter 2015 Results

April 28, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands except share and per share data)

	Three Months Ended
	March 31,	March 31,
	2015	2014
Interest income:
Interest and fees on loans	$17,376	$13,350
Interest on loans held for sale	1,730	1,025
Interest on taxable securities	958	1,206
Interest on nontaxable securities	351	354
Interest on federal funds sold	2	1
Interest on deposits in other banks	12	19
Total interest income	20,429	15,955
Interest expense:
Interest on deposits	1,202	1,140
Interest on other borrowings	778	844
Total interest expense	1,980	1,984
Net interest income	18,449	13,971
Provision for loan losses	75	170
Net interest income after provision for loan losses	18,374	13,801
Noninterest income:
Service charges on deposit accounts	1,386	1,443
Bankcard services income	923	889
Other service charges, commissions and fees	261	162
Brokerage fees	597	566
Mortgage banking activities	11,080	2,166
Bank-owned life insurance	182	189
Accretion of FDIC loss-share receivable	(2,883)	(2,031)
Other	111	103
Total noninterest income	11,657	3,487
Noninterest expense:
Salaries and employee benefits	15,654	8,580
Equipment and occupancy	2,704	1,995
Advertising and marketing	392	228
Professional fees	272	451
Information services expenses	1,594	1,200
Net loss on sales and write-downs of other real estate owned	123	318
Net gain on sales and write-downs of acquired other real estate owned	(98)	(264)
Foreclosed asset expenses	113	87
Foreclosed acquired asset expenses	120	333
FDIC insurance and other regulatory fees	334	244
Acquisition related expenses	253	52
Deposit intangible expenses	321	196
FDIC loss-share clawback expenses	11	543
Other operating expenses	2,307	1,513
Total noninterest expense	24,100	15,476
Income before income taxes	5,931	1,812
Applicable income tax	2,047	469
Net income	$3,884	$1,343
Earnings per common share:
Basic earnings per share	$0.44	$0.18
Diluted earnings per share	$0.43	$0.18
Weighted average-common shares outstanding:
Basic	8,889,252	7,422,044
Diluted	9,117,388	7,581,775

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HBOS Reports First Quarter 2015 Results

April 28, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands except share and per share data)

	Five Quarter Comparison
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Interest income:
Interest and fees on loans	$17,376	$16,372	$14,901	$14,730	$13,350
Interest on loans held for sale	1,730	1,759	1,493	1,466	1,025
Interest on taxable securities	958	1,143	1,180	1,215	1,206
Interest on nontaxable securities	351	380	381	368	354
Interest on federal funds sold	2	2	2	1	1
Interest on deposits in other banks	12	14	20	30	19
Total interest income	20,429	19,670	17,977	17,810	15,955
Interest expense:
Interest on deposits	1,202	1,337	1,192	1,176	1,140
Interest on other borrowings	778	860	856	860	844
Total interest expense	1,980	2,197	2,048	2,036	1,984
Net interest income	18,449	17,473	15,929	15,774	13,971
Provision for loan losses - non-acquired	75	285	575	510	65
Provision for loan losses - acquired covered	-	-	65	25	-
Provision for loan losses - acquired non-covered	-	-	-	(61)	105
Net interest income after provision for loan losses	18,374	17,188	15,289	15,300	13,801
Noninterest income:
Service charges on deposit accounts	1,386	1,629	1,612	1,503	1,443
Bankcard services income	923	950	919	941	889
Other service charges, commissions and fees	261	185	178	154	162
Brokerage fees	597	611	644	615	566
Mortgage banking activities	11,080	7,946	6,723	5,026	2,166
Bank-owned life insurance	182	182	190	187	189
Gain on sales of securities	-	190	628	138	-
Accretion of FDIC loss-share receivable	(2,883)	(2,349)	(2,669)	(3,377)	(2,031)
Other	111	207	49	99	103
Total noninterest income	11,657	9,551	8,274	5,286	3,487
Noninterest expense:
Salaries and employee benefits	15,654	14,559	11,382	10,310	8,580
Equipment and occupancy	2,704	2,589	2,234	2,153	1,995
Advertising and marketing	392	359	288	221	228
Professional fees	272	472	446	523	451
Information services expenses	1,594	1,404	1,080	1,150	1,200
Net loss on sales and write-downs of other real estate owned	123	92	8	107	318
Net (gain) loss on sales and write-downs of acquired other real estate owned	(98)	(216)	(37)	173	(264)
Foreclosed asset expenses	113	45	77	82	87
Foreclosed acquired asset expenses	120	331	217	285	333
FDIC insurance and other regulatory fees	334	332	274	299	244
Impairment loss on assets held for sale	-	172	-	-	-
Acquisition related expenses	253	426	2,543	101	52
Deposit intangible expenses	321	305	186	192	196
FDIC loss-share clawback expenses	11	191	(35)	882	543
Other operating expenses	2,307	2,104	1,934	1,638	1,513
Total noninterest expense	24,100	23,165	20,597	18,116	15,476
Income before income taxes	5,931	3,574	2,966	2,470	1,812
Applicable income tax	2,047	1,080	1,007	698	469
Net income	$3,884	$2,494	$1,959	$1,772	$1,343
Earnings per common share:
Basic earnings per share	$0.44	$0.28	$0.26	$0.24	$0.18
Diluted earnings per share	$0.43	$0.28	$0.26	$0.23	$0.18
Dividends	$0.07	$0.07	$0.07	$0.07	$0.07
Weighted average-common shares outstanding:
Basic	8,889,252	8,826,740	7,485,528	7,436,717	7,422,044
Diluted	9,117,388	9,057,258	7,676,233	7,607,501	7,581,775
Other Financial Items:
Fixed compensation	$6,677	$6,841	$5,787	$5,431	$5,092
Variable compensation	$5,097	$4,201	$3,321	$3,074	$1,617
Employee benefits and taxes	$3,880	$3,517	$2,274	$1,805	$1,871

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HBOS Reports First Quarter 2015 Results

April 28, 2015

Heritage Financial Group, Inc. and Subsidiary
Condensed Average Balances, Interest Rates and Yields
(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,
	2014			2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans(1)(2)	$1,286,665	$19,108	6.02%	$903,153	$14,379	6.46%
Investment securities (2)	267,574	1,429	2.17%	301,407	1,680	2.26%
Other short-term investments	13,930	14	0.41%	20,715	20	0.39%
Total interest-earning assets	1,568,169	20,551	5.31%	1,225,275	16,079	5.32%
Non-interest earning assets	193,889			163,312
Total assets	$1,762,058			$1,388,587
Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$670,843	$385	0.23%	$555,828	$327	0.24%
Time deposits	473,479	814	0.70%	382,486	813	0.86%
Total interest-bearing deposits	1,144,322	1,199	0.42%	938,314	1,140	0.49%
Federal funds purchased and securities sold under repurchase agreements	42,860	290	2.74%	35,977	329	3.70%
Other borrowings	149,631	487	1.32%	119,413	515	1.75%
Total interest-bearing liabilities	1,336,813	1,976	0.60%	1,093,704	1,984	0.74%
Non-interest bearing liabilities:
Demand deposits	237,896			158,583
Other liabilities	25,061			8,475
Total non-interest bearing liabilities	262,957			167,058
Total liabilities	1,599,770			1,260,762
Shareholders' equity	162,288			127,825
Total liabilities & shareholders' equity	$1,762,058			$1,388,587
Net interest income		$18,575			$14,095
Interest rate spread			4.72%			4.59%
Net yield on interest-earning assets (net interest margin)			4.80%			4.67%
Core net interest margin (non-GAAP):
Loans(1)(2)	$1,286,665	$19,108	6.02%	$903,153	$14,379	6.46%
Acquired credit impaired loan discount adjustments(3)	48,129	4,246	35.78%	61,056	3,850	25.57%
Adjusted loans	1,334,794	14,862	4.52%	964,209	10,529	4.43%
Adjusted total interest-earning assets	$1,616,298	16,305	4.09%	$1,286,331	12,229	3.86%
Total interest-bearing liabilities	$1,336,813	1,976	0.60%	$1,093,704	1,984	0.74%
Core net interest income		$14,329			$10,245
Core interest rate spread			3.49%			3.12%
Core net yield on interest-earning assets (net interest margin non-GAAP)			3.60%			3.23%

(1)	Average loan balances includes nonaccrual loans for the periods presented.
(2)

Fully Taxable Equivalent (“FTE”) at the rate of 34%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 34% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

(3)

Acquired credit impaired loan discount adjustments include the reduction of interest income for discount accretion excluding contractual interest payments and the increase of core loans for the total balance of acquired credit impaired loan discounts.

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HBOS Reports First Quarter 2015 Results

April 28, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
Financial Condition Data:	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Total loans	$1,114,271	$1,085,473	$1,069,108	$845,101	$810,028
Loans held for sale	233,466	161,104	147,867	127,186	126,436
Acquired credit impaired loans covered	40,834	86,763	42,447	43,442	47,684
Allowance for loan losses	10,010	10,034	9,916	9,457	9,145
Total other real estate owned	9,288	8,405	9,225	7,710	8,727
Acquired other real estate owned covered	4,714	5,107	5,281	5,865	6,095
FDIC loss-share receivable	20,170	23,837	27,929	33,239	37,637
Goodwill and intangible assets	24,889	18,177	16,702	5,786	4,757
Total assets	1,807,828	1,705,614	1,755,534	1,487,431	1,413,540
Non-interest-bearing deposits	253,811	217,869	199,336	168,666	163,090
Interest-bearing deposits	1,140,300	1,104,240	1,141,925	1,040,134	963,564
Other borrowings	181,981	159,247	190,440	100,789	116,127
Federal funds purchased and securities sold under agreement to repurchase	41,128	43,339	42,815	35,350	33,785
Stockholders' equity	163,858	160,017	159,948	131,660	127,984
Total shares outstanding	9,239,498	9,238,973	9,183,574	7,851,296	7,834,517
Unearned ESOP shares	265,908	279,234	292,559	305,885	319,210
Total shares outstanding net of unearned ESOP	8,973,590	8,959,739	8,891,015	7,545,411	7,515,307
Book value per share	$18.26	$17.86	$17.99	$17.45	$17.03
Book value per share including unearned ESOP (non-GAAP)	17.73	17.32	17.42	16.77	16.34
Tangible book value per share (non-GAAP)	15.49	15.83	16.11	16.68	16.40
Tangible book value per share including unearned ESOP (non-GAAP)	15.04	15.35	15.60	16.03	15.73
Market value per share	27.23	25.90	20.19	19.83	19.65

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HBOS Reports First Quarter 2015 Results

April 28, 2015

	Five Quarter Comparison
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Key Financial Ratios and other information:
Performance Ratios
Annualized return on average assets	0.89%	0.57%	0.52%	0.49%	0.39%
Annualized return on average equity	9.71%	6.10%	5.82%	5.42%	4.26%
Net interest margin	4.80%	4.48%	4.80%	4.92%	4.66%
Net interest spread	4.72%	4.40%	4.72%	4.84%	4.59%
Core net interest margin	3.60%	3.44%	3.29%	3.34%	3.23%
Core net interest spread	3.49%	3.35%	3.19%	3.23%	3.12%
Efficiency ratio	77.81%	83.15%	84.80%	82.07%	84.20%
Capital Ratios
Average stockholders' equity to average assets	9.0%	9.3%	9.0%	9.0%	9.2%
Tangible equity to tangible assets (non-GAAP)	7.8%	8.4%	8.2%	8.5%	8.7%
Tier 1 leverage ratio	8.3%	8.8%	10.3%	9.1%	9.0%
Tier 1 risk-based capital ratio	11.6%	12.2%	12.0%	13.0%	12.8%
Total risk-based capital ratio	12.4%	13.0%	12.8%	14.0%	13.8%
Other Information
Full-time equivalent employees	579	568	586	490	455
Banking	337	343	371	312	305
Mortgage	236	219	209	171	143
Investments	6	6	6	7	7
Number of banking offices	36	36	36	29	29
Mortgage loan offices	21	21	20	15	15
Investment offices	5	5	5	5	5

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HBOS Reports First Quarter 2015 Results

April 28, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Loans	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Construction and land	$87,844	$81,547	$73,137	$57,863	$53,138
Farmland	26,810	26,821	29,441	28,502	30,116
Permanent 1 - 4	182,258	180,692	176,191	174,026	173,581
Permanent 1 - 4 - junior liens and revolving	42,665	40,741	39,694	35,827	34,661
Multifamily	28,706	29,309	28,742	26,436	25,718
Nonresidential	298,022	286,992	284,218	277,295	262,753
Commercial business	116,696	120,933	121,073	116,926	101,696
Consumer and other	24,100	32,758	21,612	27,918	20,907
Total non-acquired loans	$807,101	$799,793	$774,108	$744,793	$702,570
Allowance for non-acquired loans	10,010	10,034	9,916	9,457	9,145
Net non-acquired loans	$797,091	$789,759	$764,192	$735,336	$693,425
Acquired non-credit impaired loans	182,213	156,513	160,502	-	-
Acquired credit impaired non-covered	84,123	86,763	92,051	56,866	59,774
Acquired credit impaired covered	40,834	42,404	42,447	43,442	47,684
Total acquired credit impaired loans	124,957	129,167	134,498	100,308	107,458
Net loans	$1,104,261	$1,075,439	$1,059,192	$835,644	$800,883

Loan Balances by Geographical Region (excluding acquired loans):
	Five Quarter Comparison
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Albany	$309,399	$325,697	$314,875	$321,566	$302,664
Valdosta	99,739	100,873	102,751	103,231	103,479
Ocala	72,657	62,719	64,678	55,231	57,322
Statesboro	129,249	133,669	135,861	128,421	121,636
Auburn/Columbus	47,928	45,766	41,092	36,023	36,171
Macon	103,899	94,305	86,041	80,323	75,722
Birmingham	24,369	20,243	14,798	10,834	2,091
South Atlanta	19,861	16,521	14,012	9,164	3,485
	$807,101	$799,793	$774,108	$744,793	$702,570

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HBOS Reports First Quarter 2015 Results

April 28, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

Asset Quality Data (excluding acquired loans):	Five Quarter Comparison
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Nonaccrual loans	$5,550	$6,083	$6,895	$7,003	$9,245
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	5,550	6,083	6,895	7,003	9,245
OREO	1,951	577	648	507	1,104
Total non-performing assets	$7,501	$6,660	$7,543	$7,510	$10,349
Trouble debt restructuring - nonaccrual	$2,160	$3,074	$3,097	$3,426	$5,702
Trouble debt restructuring - accruing	5,548	5,594	4,683	4,392	1,968
Total trouble debt restructuring	$7,708	$8,668	$7,780	$7,818	$7,670
Accruing past due loans	$498	$1,805	$1,065	$752	$830
Total criticized assets	$27,065	$25,575	$23,737	$21,553	$22,026
Total classified assets	$18,168	$17,449	$19,280	$18,573	$18,717
Allowance for loan losses	$10,010	$10,034	$9,916	$9,457	$9,145
Net charge-offs (recoveries)	$99	$165	$117	$92	$(20)
Asset Quality Ratios:
Allowance for loan losses to total non-acquired loans	1.24%	1.26%	1.28%	1.27%	1.30%
Allowance for loan losses to average non-acquired loans	1.02%	1.02%	1.30%	1.31%	1.32%
Allowance for loan losses to non-performing loans	180.36%	164.95%	143.81%	135.04%	98.92%
Non-performing loans to total non-acquired loans	0.69%	0.76%	0.89%	0.94%	1.32%
Non-performing assets to total assets	0.41%	0.39%	0.43%	0.50%	0.73%
Net charge-offs (recoveries) to average non-acquired loans (annualized)	0.04%	0.07%	0.06%	0.05%	-0.01%

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HBOS Reports First Quarter 2015 Results

April 28, 2015

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HBOS Reports First Quarter 2015 Results

April 28, 2015

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

Mortgage Segment Information
	Five Quarter Comparison
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Net interest income	$547	$887	$716	$924	$825
Provision for loan losses	-	-	-	-	-
Noninterest income	11,954	8,806	6,892	6,153	2,392
Noninterest expense	11,265	9,192	7,103	6,178	3,815
Income tax expense (benefit)	427	155	157	278	(185)
Mortgage profit (loss)	$809	$346	$348	$621	$(413)
Mortgage segment assets	$260,566	$184,606	$158,277	$139,024	$136,662
Other Financial Items:
Fixed compensation	$2,030	$1,861	$1,594	$1,375	$1,106
Variable compensation	$7,219	$5,682	$3,433	$2,832	$1,402

Mortgage Segment Selected Other Information:
	Five Quarter Comparison
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Retail production	$321,012	$255,822	$207,315	$187,669	$98,554
Wholesale production	127,078	88,913	85,294	62,228	36,941
Total production	$448,090	$344,735	$292,609	$249,897	$135,495
Purchase as a % of total production	59%	77%	78%	84%	80%
Refi as a % of total production	41%	23%	22%	16%	20%
End of period locks	$235,472	$176,262	$135,963	$117,940	$71,121

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